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                                                                   EXHIBIT 99.17

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

                  IN WITNESS WHEREOF, the undersigned hereby execute this agreement on December 16, 1999.



                                  /s/ Aubrey K. McClendon
                                  ----------------------------------------------
                                  AUBREY K. McCLENDON, an individual


                                  CHESAPEAKE INVESTMENTS, an Oklahoma
                                  Limited Partnership

                                  By /s/ Aubrey K. McClendon
                                     -------------------------------------------
                                     Aubrey K. McClendon, General Partner



                                  /s/ Tom L. Ward
                                  ----------------------------------------------
                                  TOM L. WARD, an individual


                                  TLW INVESTMENTS INC., an Oklahoma
                                  corporation

                                  By /s/ Tom L. Ward
                                     -------------------------------------------
                                     Tom L. Ward, President